peterson sullivan LLP

Certified Public Accountants
& Advisors

January 7, 2020

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on January 7, 2020, to be filed by our former client, Mymetics Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Best regards,

Peterson Sullivan LLP

601 Union Street
Suite 2300
Seattle, WA 98101

(206) 382-7777 MAIN
(206) 382-7700 FAX

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